=========================



                            REVOLVING LOAN AGREEMENT

                                     between

                              SYNERGX SYSTEMS INC.

                                       And

                               HUDSON UNITED BANK

                            =========================



                             Dated: October 9, 2003

                            REVOLVING LOAN AGREEMENT


     This REVOLVING LOAN AGREEMENT is made this 9th day of October, 2003, between SYNERGX SYSTEMS INC. ("Borrower"), a corporation organized and existing pursuant to the laws of the State of Delaware having an address at 209 Lafayette Drive, Syosset, New York 11791 and HUDSON UNITED BANK ("Lender"), a New Jersey corporation, with a place of business at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430.

                              W I T N E S S E T H:



     WHEREAS, Borrower has requested that Lender extend a THREE MILLION and 00/100 (3,000,000.00) DOLLAR revolving credit facility, the proceeds of which will be used to repay existing indebtedness to Citizens Business Credit and to provide Borrower with working capital.

     WHEREAS, Lender is willing to extend the credit facility on the terms and subject to the conditions set forth in this Agreement.


                                    AGREEMENT

1. DEFINITIONS. As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     1.1. "Account Debtor" shall mean any Person who is or may become obligated under or on account of any Receivable.

     1.2. "Advance" shall mean any loan or advance made by Lender in connection with the Revolving Loan.

     1.3. "Affiliate" shall mean any Person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or other equity interests, by contract or otherwise.

     1.4. "Authenticate" shall mean to sign or to execute or otherwise adopt a symbol, or encrypt or similarly process a record in whole or in part, with the present intent of the authenticating person to identify the person and adopt or accept a Record.

     1.5. "Bank Accounts" shall have the meaning set forth in Section 5.23 of this Agreement.


     1.6. "Banking Day" shall mean any day on which commercial banks are not authorized or required to close in New Jersey.

     1.7. "Borrower" shall mean Synergx Systems Inc.

     1.8. "Borrowing Base Certificate" shall mean a borrowing base certificate substantially in the form of Exhibit C attached hereto.

     1.9. "Code" shall mean the Internal Revenue Code of the United States.

     1.10. "Collateral" shall mean all of the Property and interests in Property described in the General Security Agreement, and all other personal property of Borrower and interests of Borrower in personal property that now or hereafter secures the payment and performance of any of the Obligations pursuant to any of the Loan Documents or otherwise including, without limitation, any proceeds and insurance proceeds of the foregoing.

     1.11.  "Debt"  shall  mean  Borrower's  total  liabilities   determined  in
accordance with GAAP excluding subordinated debt.

     1.12. "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default, whether or not Lender has declared an Event of Default to have occurred.

     1.13. ""Effective Tangible Net Worth" shall mean the total assets, less intangible assets, less due from Affiliates, officers and shareholders, less total liabilities plus subordinated debt, all as reflected on the financial statements of Borrower submitted to Lender in accordance with Article 6.

     1.14. "Eligible Inventory" shall mean Inventory of Casey Systems Inc. which has been identified and described on the monthly reports to be submitted in accordance with Section 6.2, is represented by Borrower (by its acceptance of Revolving Loans thereon) as meeting all of the following criteria on the date of any Revolving Loan based thereon and thereafter while any Obligation is outstanding and is in all other respects acceptable to Lender: (a) Such Guarantor is the sole owner of the Inventory; none of the Inventory is being held or shipped by such Guarantor on a consignment or approval basis; such Guarantor has not sold, assigned or otherwise transferred all or any portion thereof; and none of the Inventory is subject to any claim, lien or security interest; (b) If any of the Inventory is represented or covered by any document of title, instrument or chattel paper, such Guarantor is the sole owner of all such documents, instruments and chattel paper, all thereof are in the possession of such Guarantor to the extent that such possession is necessary for the perfection of Lender's security interest therein pursuant to the UCC, none thereof has been sold, assigned or otherwise transferred, and none thereof is subject to any claim, lien or security interest other than the foregoing security interest in favor of Lender; and (c) The Inventory consists of saleable non-obsolete finished goods manufactured or acquired by such Guarantor in the ordinary course of such Guarantor's business, as conducted, subject to its contract or sole possession and located in compliance with Section 5.15 of this Agreement or at locations for which, if requested by Lender, landlord or bailee waivers in form and substance approved by Lender, have been executed and delivered by such landlord or bailee to Lender.

     1.15. "Eligible Receivables" shall mean and include only Receivables of Borrower or a Guarantor, the records and accounts of which are located in compliance with Section 5.14 of this Agreement, arise out of sales in the ordinary course of such entity's business, made by Borrower to a Person which is not an Affiliate of such entity's nor an employee of Borrower nor controlled by an Affiliate of Borrower. No Receivable shall be an Eligible Receivable if more than ninety (90) days have passed since the original invoice date except in the case of Casey Systems Inc. such ninety (90) day period shall be one hundred twenty (120) days and the Inventory covered by such Receivable were shipped to the customer on or prior to the invoice date, or the date the services described in such invoice were provided on or prior to the invoice date. Lender may treat any Receivable as ineligible if:

     (a) any warranty contained in this Agreement with respect to Eligible Receivables or any warranty with respect to such Receivable contained in this Agreement or in the General Security Agreement has been breached in any material respect; or

     (b) the Account Debtor has disputed liability with respect to more than fifty (50) percent of the face amount thereof (except that with respect to such Receivable the undisputed amount shall be considered eligible provided such Receivable would otherwise be considered an Eligible Receivable), or made any claim with respect to such Receivable or with respect to any other Receivable due from such customer or Account Debtor to Borrower or either corporate Guarantor, with respect to any Receivable which Lender, in its discretion, deems material; or

     (c) the Account Debtor has filed a case for bankruptcy or reorganization under the Bankruptcy Code, or if any case under the Bankruptcy Code has been filed against the Account Debtor, or if the Account Debtor has made an assignment for the benefit of creditors, or if the Account Debtor has failed, suspended business operations, become insolvent, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

     (d) if the Account Debtor is also a supplier to or creditor of Borrower or either corporate Guarantor or if the Account Debtor has or asserts any right of offset with respect to any Receivable or asserts any claim or counterclaim against Borrower or either corporate Guarantor with respect to any Receivable or otherwise in each case in excess of fifty (50) percent of the face amount of the applicable Receivable (except that with respect to such Receivable the undisputed amount shall be considered eligible provided such Receivable would otherwise be considered an Eligible Receivable); or

     (e) the sale is to an Account Debtor outside the United States, unless the sale is secured by a letter of credit, an acceptance or on other terms acceptable to Lender; or

     (f) it relates to a sale of goods or services to the United States of America, or any agency or department thereof, unless Borrower or the applicable corporate Guarantor assigns its right to payment of such Receivable to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940, as amended; or

     (g) it relates to intercompany sales, employee sales or any Receivable due from an Affiliate of Borrower or other corporate Guarantor; or

     (h) it consists of a sale to an Account Debtor on consignment, bill and hold in excess of $200,000.00 in the aggregate outstanding at any one time, guaranteed sale, sale or return, sale on approval, payment plan, scheduled installment plan, extended payment terms or any other repurchase or return basis; or

     (i) the Account Debtor is located in a state in which Borrower or the applicable corporate Guarantor is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualifications to transact business in such state or of the filing of any reports with such state, unless Borrower or the applicable corporate Guarantor has qualified as a foreign corporation authorized to do business in such state or has filed all required reports; or

     (j) the Receivable is evidenced by chattel paper or an instrument of any kind which has not been assigned or endorsed and delivered to Lender and such endorsement is necessary to perfect the security interest in and to such chattel paper or instrument granted by Borrower or the applicable corporate Guarantor in favor of Lender pursuant to the General Security Agreement or the applicable guaranty and security agreement; or

     (k) the Receivable arises from a sale of goods or services to an individual who is purchasing such goods primarily for personal, family or household purposes; or

     (l) if Lender believes, in its sole and absolute discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Account Debtor's financial inability to pay.

     1.16. "Environment" shall mean any water or water vapor, any land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

     1.17. "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of "hazardous substances" and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     1.18. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. 1.19. "Events of Default" shall have the meaning set forth in
Article 12 of this Agreement.

     1.20. "Fiscal Year" shall mean with respect to any Person, a year of 365 or 366 days, as the case may be, ending on the last day of September in any calendar year.

     1.21. "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, except for changes mandated or permitted to be adopted by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

     1.22. "General Security Agreement" shall mean the general security agreement dated the date hereof executed and delivered by Borrower to Lender as the same may be amended, modified or supplemented from time to time.

     1.23.  "Governmental  Rules"  shall have the meaning  given to such term in
Section 5.24 of this Agreement.

     1.24. "Guarantor" shall mean Casey Systems Inc. and General Sound (Texas) Company and any other Person who shall, at any time, agree to be a guarantor or surety for Borrower.

     1.25. "Indebtedness" shall mean and include all obligations for borrowed money of any kind or nature, including funded debt and unfunded liabilities, contingent obligations under guaranties or letters of credit, and all obligations for the acquisition or use of any fixed asset, including capitalized leases, or improvements which are payable over a period longer than one year, regardless of the term thereof or the Person or Persons to whom the same is payable and the Obligations.

     1.26. "Inventory" shall have the meaning given to such term in the General Security Agreement.

     1.27. "Loan Documents" shall mean this Agreement, the General Security Agreement and all other documents and instruments to be delivered by Borrower or any other Person under or in connection with this Agreement or the Loans, as the same may be amended, modified or supplemented from time to time.

     1.28. "Loan Interest Rate" shall mean Lender's Prime Rate plus one quarter of one (1/4) percentage point.

     1.29. "Loans" shall mean the loans and advances made by Lender under this Agreement, including all Advances.

     1.30. Intentionally omitted

     1.31.  "Material  Adverse Effect" shall mean any material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of Borrower and the Guarantors taken as a whole; (b) Borrower's ability to pay or perform the Obligations in accordance with their terms; (c) the value, collectability or salability of the Collateral taken as a whole or the perfection or priority of Lender's liens; (d) the validity or enforceability of this Agreement or any of the Loan Documents; or (e) the practical realization of the benefits, rights and remedies inuring to Lender under this Agreement and the other Loan Documents.

     1.32. "Maximum Facility" shall mean THREE MILLION and 00/100 (3,000,000.00) Dollars.

     1.33. "Notice of Borrowing" shall mean a borrowing request in a Record substantially in the form of Exhibit B attached hereto.

     1.34. "Obligations" shall mean and include all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender or any Affiliate of Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement, the other Loan Documents or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by purchase or assignment), absolute or contingent, due or to become due, now due or hereafter arising and howsoever acquired including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, attorneys' fees and expenses, consulting fees and expenses and any other sum chargeable to Borrower under this Agreement, the other Loan Documents or any other agreement with Lender.

     1.35. "Person" shall mean an individual, partnership, limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

     1.36. "Plan" shall mean an employee benefit plan or other plan now or hereafter maintained for employees of Borrower or any subsidiary of Borrower and covered by Title IV of ERISA

     1.37. "Prime Rate" means the fluctuating rate of interest, which is determined periodically, announced from time to time by Lender as its "Prime Rate".

     1.38. "Property" shall have the meaning set forth in the General Security Agreement.

     1.39. "Receivables" shall have the meaning set forth in the General Security Agreement.

     1.40. "Record" shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form. If Lender so specifies with respect to a particular type of Record, that type of Record shall be signed or otherwise authenticated by Borrower.

     1.41. "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

     1.42. "Revolving Loan" shall mean the Advances to be made by Lender to Borrower pursuant to Section 2.1 of this Agreement, and all interest thereon and all fees, costs and expenses payable by Borrower in connection therewith.

     1.43. "Revolving Note" shall mean, the promissory note substantially in the form annexed hereto as Exhibit A, to be given by Borrower to Lender to evidence the Revolving Loan.

     1.44. "Solvent" shall mean when used with respect to any Person, such Person (i) owns property the fair value of which is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts),
(ii) owns property the present fair salable value of which is greater than the amount that will be required to pay the probable liabilities of such Person on its then existing Indebtedness as such become absolute and matured, (iii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iv) has capital sufficient to carry on its then existing business.

     1.45. "Termination Date" shall mean the earlier of October 1, 2005, or the date on which Lender terminates this Agreement pursuant to Section 12.1 of this Agreement.

     1.46. "UCC" means the Uniform Commercial Code as in effect from time to time.

2. THE REVOLVING LOAN.

     2.1. Advances. Subject to the terms and conditions of this Agreement including, without limitation, the Maximum Facility and relying upon the representations and warranties set forth in this Agreement, for so long as no Default or Event of Default shall have occurred, Lender shall make Advances to Borrower on its request, from time to time during the term of this Agreement in an amount ("Borrowing Capacity") not to exceed at any one time outstanding the lesser of: (a) THREE MILLION and 00/100 (3,000,000.00) DOLLARS, or (b) the sum of (i) eighty (80) percent of the face amount of the Guarantors' Eligible Receivables, where less than ninety (90) days have passed since the invoice date, (ii) forty (40) percent of all the other Eligible Receivables of Casey Systems Inc. and (iii) the lesser of (A) twenty-five (25) percent of the Value of Casey Systems Inc.'s Eligible Inventory or (B) $750,000.00 or such greater or lesser percentages or amounts as Lender shall determine from time to time, in exercise of its good faith commercial judgment.

     Value shall mean the lower of cost or the fair market value of such Inventory, as reflected on the books and records of Borrower. Within the limits of the Borrowing Capacity, and subject to the limitations set forth in this Agreement, Borrower may borrow, repay and reborrow Advances.

     2.2. Overline. Borrower acknowledges that Lender has advised Borrower that Lender does not intend to permit Borrower to incur Obligations at any time in an outstanding principal amount exceeding either the Borrowing Capacity or the Maximum Facility; however, it is agreed that should the Obligations of Borrower to Lender incurred under the Loans or otherwise exceed either then, all such Obligations shall (a) constitute Obligations under this Agreement, (b) be entitled to the benefit of all security and protection under this Agreement and the other Loan Documents, (c) be secured by the Collateral and (d) be payable immediately without notice or demand by Lender.

     2.3. Reserves. The Borrowing Capacity shall be subject to such reserves as Lender shall deem necessary and proper in Lender's good faith commercial judgment.

     2.4. Manner of Borrowing. Each Advance shall be requested in an Authenticated Record sent via facsimile or electronic transmission including, without limitation, via e-mail by a Notice of Borrowing executed by an authorized officer of Borrower, not later than 3:00 p.m. Eastern Time on any Banking Day on which an Advance is requested. Provided that Borrower shall have satisfied all conditions precedent set forth in this Agreement, including the reaffirmation of the representations and warranties and covenants as required under Article 10 of this Agreement, and Borrower shall have sufficient Borrowing Capacity to permit an Advance under this Agreement in accordance with Section
2.1 of this Agreement, Lender shall make the Advance to Borrower in the amount requested in the Record by Borrower in immediately available funds for credit to any account of Borrower (other than a payroll account) at Lender.

     2.5. Evidence of Borrower's Obligations. Borrower's obligation to pay the principal of, and interest on, the Advances made to Borrower shall be evidenced by the Revolving Note executed by Borrower and delivered to Lender.

     2.6. Payment on Termination Date.(i) Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the Loans, plus all accrued and unpaid interest thereon and all fees and other amounts payable under this Agreement and the Loan Documents, shall be due and payable in full, on the Termination Date.

3. LENDER'S COMPENSATION.

     3.1. Interest on Advances. Except as provided below, Borrower shall pay interest monthly, in arrears, on the first day of each month, commencing November 1, 2003 on the average daily unpaid principal amount of the Revolving Loan at a fluctuating rate which is equal to the Loan Interest Rate. Notwithstanding the foregoing, on and after the occurrence of an Event of Default, Borrower shall pay interest on the Revolving Loan at a rate which is three (3) percent per annum above the Prime Rate; provided, however, in no event shall any interest to be paid under this Agreement or under any Loan Document exceed the maximum rate permitted by law.

     3.2. Commitment and Closing Fee. Borrower shall have paid to Lender on or before the date of this Agreement Seven Thousand Five Hundred and 00/100 Dollars (7,500.00) as a commitment and closing fee, receipt of which is confirmed.

     3.3. Field Examination Fees. Borrower shall promptly reimburse Lender for all reasonable out of pocket costs and expenses associated with periodic field examinations as deemed necessary by Lender; provided, that so long as no Event of Default shall have occurred, Lender shall only conduct one such periodic field examination during any twelve (12) month period and the cost of such examination shall not exceed $7,500.00, provided Borrower and its employees fully cooperate with Bank's examiners.

     3.4. Computation of Interest and Fees. All interest and fees under this Agreement shall be computed on the basis of a year consisting of three hundred sixty (360) days for the number of days actually elapsed.

     3.5. Late Charge. Anything herein to the contrary notwithstanding, if any scheduled payment of interest or principal due hereunder is received more than ten (10) days after the date due, there shall be due a late charge of five (5) percent of such payment

     3.6. Payments. All payments with respect to the Obligations shall be charged by Lender to Borrower's demand account deposit maintained with Lender without any defense, offset or counterclaim of any kind. Whenever any payment to be made shall otherwise be due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in computing interest in connection with any such payment. Lender may make an Advance to reimburse itself for any payments on the Obligations (including fees and expenses payable by Borrower), which are not paid when due, without notice or demand to Borrower. Any delay or failure by Lender in submitting any invoice for such interest or fee or in the making of an Advance against the Revolving Loan shall not discharge or relieve Borrower of its obligation to make such interest or fee payment.

4. APPLICATION OF PROCEEDS. The proceeds of the Advances shall be used solely by Borrower to repay existing indebtedness incurred in connection therewith, for general business and working capital purposes, and otherwise as permitted by this Agreement and the other Loan Documents.

5. INDUCING REPRESENTATIONS. In order to induce Lender to make the Loans, Borrower makes the following representations and warranties to Lender:

     5.1. Organization and Qualifications. Borrower is a corporation duly organized and existing under the laws of the State of Delaware. Borrower's tax identification number is 11-2941299, and its organizational identification number is 2176156. Borrower is qualified to do business in every jurisdiction where the failure to so qualify would cause a Material Adverse Effect, either individually or in the aggregate.

     5.2. Name and Address. During the preceding five (5) years, Borrower has not been known by any other corporate or fictitious name, except as set forth on
Schedule 5.2 attached hereto. Borrower's principal office on the date hereof is at the address set forth above.

     5.3. Structure. Borrower has no subsidiaries or Affiliates on the date hereof, except as set forth on Schedule 5.3 attached hereto.

     5.4. Legally Enforceable Agreement. The execution, delivery and performance of this Agreement, each and all of the other Loan Documents and each and all other instruments and documents to be delivered by Borrower or the Guarantors under this Agreement and the creation of all liens and security interests provided for herein are within Borrower's corporate power, have been duly authorized by all necessary or proper corporate action (including the consent of shareholders where required), are not in contravention of any agreement or indenture to which Borrower is a party or by which it is bound, or of the Certificate of Incorporation or By-Laws of Borrower, and are not in contravention of any provision of law and the same do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and a copy thereof furnished to Lender, other than agreements that comprise Collateral and that by their respective terms may not be pledged, assigned or otherwise transferred and which, individually or in the aggregate, are not material.

     5.5. Solvent Financial Condition. Borrower is Solvent.

     5.6. Financial Statements. The unqualified audited financial statements of Borrower as of September 30, 2002, copies of which have been delivered to Lender, fairly present Borrower's financial condition and results of operations as relevant and as of such date and there has been no Material Adverse Effect since such date. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or unanticipated losses from any unfavorable commitments which were required to be disclosed in such financial statements but which were not disclosed.

     5.7. Joint Ventures. On the date hereof, Borrower is not engaged in any joint venture or partnership with any other Person.

     5.8. Real Estate. Attached hereto as Schedule 5.8 is a list showing all real property owned or leased by Borrower, and if leased, the correct name and address of the landlord and the date and term of the applicable lease.

     5.9. Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business and, to the best of Borrower's knowledge, without any conflict with the rights of others. All such registered patents, registered trademarks, service marks, trade names, registered copyrights and licenses for the manufacture or sale of products in the ordinary course of business existing on the date hereof are listed on Schedule 5.9 attached hereto, if any.

     5.10. Existing Business Relationship. To the knowledge of Borrower, there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of Borrower with any supplier, customer or group of customers which individually or in the aggregate would have a Material Adverse Effect.

     5.11. Investment Company Act: Federal Reserve Board Regulations. Borrower is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss. 80(a)(1), et seq.). The making of the Loans under this Agreement by Lender, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of such Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. Borrower does not own any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System and the proceeds of the Loans made pursuant to this Agreement will be used only for the purposes contemplated under this Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin security or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of such Regulation U or Regulations T or X of the Federal Reserve Board. Borrower will not take, or authorize any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

     5.12. Tax Returns. Borrower and the Guarantors have filed all tax returns (Federal, state or local) required to be filed and paid all taxes shown thereon to be due including interest and penalties or has provided adequate reserves therefor. No assessments have been made against Borrower or any Guarantor, by any taxing authority nor has any penalty or deficiency been made by any such authority. To the best of Borrower's knowledge, no Federal income tax return of Borrower or any Guarantor, is being examined on the date hereof by the Internal Revenue Service nor are the results of any prior examination by the Internal Revenue Service or any State or local tax authority being contested on the date hereof by Borrower or any Guarantor.

     5.13. Litigation. Except as disclosed in Schedule 5.13, no action or proceeding is now pending or, to the knowledge of Borrower, is threatened against Borrower or any Guarantor, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of the Federal or state government or of any municipal government or any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, in any case, would, individually or in the aggregate, have a Material Adverse Effect and neither Borrower nor any Guarantor, has accepted liability for any such action or proceeding. There is no proceeding pending before any governmental agency (Federal, state or local) and, to the best of Borrower's knowledge, no investigation has been commenced before any such governmental agency the effect of which, if adversely decided, would, individually or in the aggregate, have a Material Adverse Effect.

     5.14. Receivables Locations. Annexed hereto as Schedule 5.14 is a list showing all places at which Borrower presently maintains records relating to Receivables on the date hereof.

     5.15. Inventory Locations. Annexed hereto as Schedule 5.15 is a list showing all of Borrower's Equipment and the places where Borrower on the date hereof maintains Inventory. Such list indicates whether the premises are owned or leased by Borrower or whether the premises are the premises of a warehouseman or other third party, and if owned by a third party, the name and address of such third party.

     5.16. Equipment Locations. Annexed hereto as Schedule 5.16 is a list showing all of the places where Borrower's Equipment is located on the date hereof. Such list indicates whether such premises are owned or leased by Borrower or whether the premises are the premises of another third party, and if leased, the name and address of such third party.

     5.17. Title/ Liens. Borrower has good and marketable title to the Collateral as sole owner thereof. There are no existing liens on any Property of Borrower, except for (i) liens in favor of Lender, (ii) liens described in
Schedule 5.17 and (iii) liens permitted by Section 9.5.

     5.18. Existing Indebtedness. Borrower has no existing Indebtedness except the Indebtedness described in Schedule 5.18.

     5.19. ERISA Matters. The present value of all accrued vested benefits under any Plan (calculated on the basis of the actuarial evaluation for the Plan) did not exceed as of the date of the most recent actuarial evaluation for such Plan the fair market value of the assets of such Plan allocable to such benefits. Borrower is not aware of any information since the date of such evaluation which would affect the information contained therein. Such Plan does not presently have an accumulating funding deficiency, as that term is defined in Section 302 of ERISA or Section 412 of the Code (whether or not waived), no liability to the Pension Benefit Guaranty Corporation (other than required premiums which have become due and payable, all of which have been paid) has been incurred with respect to the Plan which would have a Material Adverse Effect, and there has not been any Reportable Event which presents a risk of termination of the Plan by the Pension Benefit Guaranty Corporation which would have a Material Adverse Effect. Borrower has not engaged in any transaction which would subject Borrower to tax, penalty or liability for prohibited transactions imposed by ERISA or the Code which would have a Material Adverse Effect.

     5.20. O.S.H.A. Borrower has duly complied with, and its facilities, business, leaseholds, Equipment and other property are in compliance in all respects with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local Governmental Rules. There are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, Equipment or other property under any such Governmental Rules which would, individually or in the aggregate, have a Material Adverse Effect.

     5.21. Environmental Matters. Except as disclosed in Schedule 5.21,

     (a) No Property owned or used by Borrower is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes". The following are all of the Standard Industrial Classification Codes applicable to the properties and operations of Borrower: 3669, 3699 and 7382;

     (b) Borrower is in compliance with all applicable Environmental Laws;

     (c) there has been no contamination or release of hazardous substances at, upon, under or within any Property owned or leased by Borrower, and there has been no contamination (as defined in any applicable Environmental Law) or release of hazardous substances (as defined in any applicable Environmental Law) on any other Property that has migrated or threatens to migrate to any Property owned or leased by Borrower;

     (d) there are not now and never have been above-ground or underground storage tanks at any Property owned or leased by Borrower;

     (e) there are no transformers, capacitors or other items of Equipment containing polychlorinated biphenyls at levels in excess of 49 parts per million, violative of any applicable Environmental Law, at any Property owned or leased by Borrower;

     (f) no hazardous substances are present at any Property owned or leased by Borrower, nor will any hazardous substances be present upon any such Property or in the operation thereof by Borrower;

     (g) all permits and authorizations required under Environmental Laws for all operations of Borrower have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of hazardous substances;

     (h) there are no past, pending or threatened environmental claims against Borrower or any Property owned or leased by Borrower; and there is no condition or occurrence on any Property owned or leased by Borrower that could be anticipated (1) to form the basis of an environmental claim against Borrower or its properties or (2) to cause any Property owned or leased by Borrower to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law;

     (i) no portion of any Property owned or leased by Borrower contains asbestos-containing material that is or threatens to become friable;

     (j) the representations and warranties set forth in this Section 5.21 shall survive repayment of the Obligations and the termination of this Agreement and the other Loan Documents

     5.22. Labor Disputes. There are no pending or, to Borrower's knowledge, threatened labor disputes which could have a Material Adverse Effect.

     5.23. Location of Bank and Securities Accounts.  Annexed hereto as Schedule
5.23 hereto sets forth a complete and accurate list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by Borrower on the date hereof (collectively, "Bank Accounts"), together with a description thereof.

     5.24. Compliance With Laws. Borrower is in compliance with all Federal, state and local governmental rules, ordinances and regulations ("Governmental Rules") applicable to its ownership or use of properties or the conduct of its business.

     5.25. No Other Violations. Borrower is not in violation of any term of its Certificate of Incorporation or By-laws and no event or condition has occurred or is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) a breach of, or a default under, any agreement, undertaking or instrument to which Borrower is a party or by which it or any of its Property may be affected, which would have a Material Adverse Effect, or (b) the imposition of any lien on any Property of Borrower.

     5.26. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or in any other Loan Documents shall be true in all material respects at the time of Borrower's execution of this Agreement and the other Loan Documents, and Lender's right to bring an action for breach of any such representation or warranty or to exercise any remedy under this Agreement based upon the breach of such representation or warranty shall survive the execution, delivery and acceptance hereof by Lender and the closing of the transactions described herein or related hereto until the Obligations are finally and irrevocably paid in full.

6. FINANCIAL STATEMENTS AND INFORMATION; CERTAIN NOTICES TO LENDER. So long as Borrower shall have any Obligations to Lender under this Agreement, Borrower shall deliver to Lender, or shall cause to be delivered to Lender:

     6.1. Borrowing Base Certificate. Monthly (within fifteen (15) days after the end of each month) and at Lender's option, contemporaneously with each request, a completed and executed Borrowing Base Certificate.

     6.2. Monthly Reports. Within fifteen (15) days after the end of each month, an accounts receivable aging, and an inventory designation statement, all in form approved by Lender, prepared by Borrower together with a compliance certificate in the form of Exhibit D attached hereto.

     6.3. Annual Financial Statements. Within ten (10) of filing with the Securities and Exchange Commission (the "S.E.C.") a complete signed copy of its 10-KSB report as required by the S.E.C., the consolidated and consolidating balance sheet, statements of income and retained earnings and cash flows of Borrower and Guarantors as of the last day of and for such fiscal period, each statement to be prepared in accordance with GAAP and certified by a firm of independent certified public accountants satisfactory to Lender. The firm of Marcum & Kliegman LLP is acceptable to Lender. If Bank is able to obtain this financial information through EDGAR, Borrower will not be obligated to supply Bank with a physical copy of same.

     6.4. Quarterly Financial Statements. Within ten (10) days of filing with the S.E.C., a complete copy of its 10-QSB report as required by the S.E.C., the consolidated balance sheet, statements if income and retained earnings and cash flows of Borrower and Guarantors, as of the last day of and for such quarter and for the portion of the fiscal year then elapsed, each such statement to be prepared by management and certified to be true and accurate by the Chief Financial Office of Borrower, in each case as having been prepared in accordance with GAAP. If Bank is able to obtain this financial information through EDGAR, Borrower will not be obligated to supply Bank with a physical copy of same.

     6.5. Schedules. Monthly, by the 15th day of each month, a schedule and aging of accounts receivable and account payable, and an inventory report.

     6.6. Insurance. Annually, within thirty (30) days of the renewal date of such insurance policy, evidence of insurance in form and content approved by Lender and otherwise in compliance with Section 8.6 of this Agreement, together with a copy of the original insurance policy.

     6.7. Notice of Adverse Business Developments. Promptly after becoming aware
of  the  existence  of  an  Adverse  Business  Development  including,   without
limitation, the following:

     (a) any dispute that may arise between Borrower and any governmental regulatory body or law enforcement authority, including any action relating to any tax liability of Borrower or any Guarantor which if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect;

     (b) any labor controversy resulting in or threatening to result in a strike or work stoppage against Borrower or any Guarantor;

     (c) any proposal by any public authority to exercise its eminent domain powers to acquire the assets or business of Borrower or any Guarantor;

     (d) the location of any Collateral other than at Borrower's place of business or as permitted under this Agreement;

     (e) any proposed or actual change of Borrower's or any Guarantor's name, identity, state of organization or corporate structure; or

     (f) any other matter which has resulted or may result in a Material Adverse Effect.

     (g) In each case, Borrower will provide Lender with telephonic notice followed by notice in a Record specifying and describing the nature of such Default, Event of Default or development or information, and such anticipated effect.

     6.8. Other Information. Such other information respecting the financial condition of Borrower or any Guarantor, or any Property of Borrower or any Guarantor in which Lender may have a lien as Lender may from time to time request. Borrower authorizes Lender to communicate directly with Borrower's independent certified public accountants and authorizes those accountants to disclose to Lender any and all financial statements and other information of any kind that they may have with respect to Borrower and its business and financial and other affairs. Lender shall treat information so obtained as confidential. On or before the date of this Agreement, Borrower shall deliver to Lender a letter addressed to such accountants instructing them to comply with the provisions of this Section 6.8 which letter shall be acknowledged by such accountants.

7. ACCOUNTING. Lender may account monthly to Borrower. Each and every account shall be deemed final, binding and conclusive upon Borrower in all respects, as to all matters reflected therein, unless Borrower, within fifteen (15) days after the date the account was rendered, delivers to Lender notice in a Record of any objections which Borrower may have to any such account and in that event only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. If Borrower disputes the correctness of any statement, Borrower's notice shall specify in detail the particulars of its basis for contending that such statement is incorrect.

8. AFFIRMATIVE COVENANTS. Borrower represents and warrants that, so long as it shall have any Obligations to Lender under this Agreement, Borrower will:

     8.1. Business and Existence. Preserve and maintain Borrower's separate existence and rights, privileges and franchises.

     8.2. Trade Names. Transact business in Borrower's and/or Guarantor's own name other than for the tradenames set forth on Schedule 5.9 and cause each Guarantor to invoice all of such Guarantor's Receivables in Guarantor's own name unless Borrower shall have provided thirty (30) days prior notice in writing to Lender of the use of a new or additional name by Borrower or any Guarantor.

     8.3.   Transactions   with   Affiliates.   Whenever   Borrower  engages  in
transactions with any of Borrower's Affiliates, conduct the same on an arms-length basis or other basis more favorable to Borrower.

     8.4. Taxes. Pay and discharge all taxes, assessments, government charges and levies imposed upon Borrower, Borrower's income or Borrower's profits or upon any Property belonging to Borrower prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings, if necessary, being diligently conducted, or appropriate reserves therefore have been established. Borrower will pay all costs to be paid on taxes, assessments or governmental charges levied, assessed, imposed or payable upon or with respect to the Inventory, Equipment or other Collateral or any part thereof except where the same may be contested in good faith, by appropriate proceedings, if necessary, being diligently conducted or appropriate reserves therefore have been established.

     8.5. Compliance with Laws. Comply with all Governmental Rules applicable to Borrower including, without limitation, all laws and regulations regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes.

     8.6. Maintain Properties: Insurance. Safeguard and protect all Property used in the conduct of Borrower's business and keep all of Borrower's Property insured with insurance companies licensed to do business in the states where the Property is located against loss or damage by fire or other risk under extended coverage endorsement and against theft, burglary, and pilferage together with such other hazards as Lender may from time to time reasonably request, in amounts usually carried on similar Property by similar companies. If requested by Lender, Borrower shall deliver complete, certified to be true copies of each insurance policy or policies or certificates of insurance to Lender containing endorsements in form satisfactory to Lender naming Lender as lender/loss payee with reference to the foregoing credit insurance and hazard insurance insuring the Collateral, and as additional insured with respect to the foregoing required insurance other than credit insurance and hazard insurance insuring the Collateral, and providing that the insurance shall not be canceled, amended or terminated except upon thirty (30) days' prior written notice to Lender. All insurance proceeds received by Lender shall be retained by Lender and shall promptly be applied to the payment of such portion of the Obligations as Lender may determine in Lender's sole discretion; provided, that if no Obligations shall then be outstanding, Lender shall, within three (3) Banking Days, deliver such proceeds, in kind, to Borrower. Borrower shall promptly notify Lender of any event or occurrence causing a material loss or a material decline in the value of Property or the existence of an event justifying a material claim under any insurance and the estimated amount thereof.

     8.7. Business Records. Keep adequate records and books of account with respect to Borrower's business activities in which proper entries are made in accordance with sound bookkeeping practices reflecting all financial transactions of Borrower; and Borrower shall maintain its primary operating account with Lender.

     8.8. Litigation. Give Lender prompt notice of any suit at law or in equity against Borrower involving money or property except where the uninsured portion of such claim would be less than $100,000.00. 8.9. Damage or Destruction of Collateral. Maintain or cause to be maintained the Collateral and all its Properties in good condition and repair at all times, preserve the Collateral and all its other Properties from loss, damage, or destruction of any nature whatsoever and provide Lender with prompt notice in a Record of any destruction or substantial damage to any Collateral subject to Lender's security interest and of the occurrence of any condition or event which has caused, or may cause, loss or depreciation in the value of any Collateral.

     8.10. Name Change. Provide Lender with not fewer than thirty (30) days notice in an Authenticated Record prior to any proposed change of name or the creation of any subsidiary.

     8.11. Access to Books and Records. Provide Lender with such reports and with such access, upon reasonable advance notice and during Borrower's normal business hours, to Borrower's books and records and permit Lender to copy and inspect such reports and books and records all as Lender deems necessary or desirable to enable Lender to monitor the credit facilities extended hereby. Upon reasonable advance notice, Lender may examine and inspect the Inventory, Equipment or other Collateral and may examine, inspect and copy all books and records with respect thereto at any time during Borrower's normal business hours. Borrower shall maintain records respecting Inventory, including a perpetual inventory, and all other Collateral at all times that are full, accurate and complete in all material respects.

     8.12. Solvent. Continue to be Solvent.

     8.13. Compliance With Environmental Laws. Comply with all applicable Environmental Laws.

     8.14. Compliance with ERISA and other Employment Laws. Comply with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended, and any other applicable laws, rules or regulations relating to the compensation of employees and funding of employee pension plans.

     8.15. Depository Account Requirement. Maintain its operating account with Lender and make Lender its primary bank of account. In addition, throughout the term of the Loans, Borrower shall maintain average collected non-interest bearing balances in one or more accounts with Lender in a minimum amount of not less than $125,000.00 determined on a quarterly basis on October 1st, January 1st, April 1st and July 1st. If Borrower fails to maintain such minimum average collected balance for any quarter, Borrower shall pay Lender a fee of $2,000.00 for each such quarter.

     8.16. Delivery of Documents. Notify Lender if any proceeds of Receivables shall include, or any of the Receivables shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, and if required by Lender, in order to perfect its security interest in and to such Property or, after the occurrence of an Event of Default and in connection with the exercise of the rights and remedies of Lender pursuant to the Loan Documents or applicable law, to realize the full value of such Property, promptly deliver them to Lender appropriately endorsed. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

     8.17. Securities and Exchange Commission. File any and all reports required to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities and Exchange Act of 1934 as amended as and when due (after taking into account such extensions as shall be available under such laws).

     8.18. Insurance on Guarantors' Property. Cause each Guarantor to safeguard and protect all of its Property, used in the conduct of its business and keep all of its Property insured with insurance companies licensed to do business in the states where the Property is located against loss or damage by fire or other risk under extended coverage endorsement and against theft, burglary, and pilferage together with such other hazards as Lender may from time to time reasonably request, in amounts usually carried on similar Property by similar companies. All insurance proceeds received by Lender shall be retained by Lender and shall immediately be applied to the payment of such portion of the Obligations as Lender may determine in Lender's sole discretion; provided, that if no Obligations shall then be outstanding, Lender shall, within three (3) Banking Days, deliver such proceeds, in kind, to Borrower on behalf of the Guarantor incurring the particular insured loss. Borrower shall cause each Guarantor to promptly notify Lender of any event or occurrence causing a material loss or a material decline in the value of Guarantor's Property or the existence of an event justifying a material claim under any insurance and the estimated amount thereof.

9. NEGATIVE COVENANTS. So long as Borrower shall have any Obligation to Lender under this Agreement and unless Lender has first consented thereto in an Authenticated Record, Borrower shall not:

     9.1. Indebtedness. Create, incur, assume or suffer to exist, voluntarily or involuntarily, any Indebtedness, except (i) Obligations to Lender, (ii) trade debt incurred in the ordinary course of Borrower's business; (iii) purchase money financing and equipment leases for new equipment which together with all purchase money financing and equipment leases for new equipment of all Guarantors does not exceed in the aggregate $200,000.00 in any Fiscal Year; and
(iv) existing Indebtedness described on Schedule 5.18.

     9.2. Mergers; Consolidations; Acquisitions. Enter into any merger, consolidation, reorganization or recapitalization with any other Person other than a Guarantor, or acquire all or any substantial part of the Properties of any Person except (i) a Guarantor, or (ii) where the cost of any such merger(s), consolidation(s) or acquisition(s) in any Fiscal Year does not exceed $500,000.00 in the aggregate (unless the costs of such acquisition is paid from the proceeds of newly issued capital stock by Borrower) and Borrower is the surviving entity; or take any steps in contemplation of dissolution or liquidation; except for Guarantors and other subsidiaries of Borrower who shall become Guarantors and who shall grant Lender a security interest in all of its assets, conduct any part of its business through any corporate subsidiary, unincorporated association or other Person other than for independent sales representatives and agents and other similar Persons engaged by Borrower in the ordinary course of business, or other than upon not less than thirty (30) days' written notice to Lender and, further provided such Person becomes a Guarantor and provides Lender with a security interest in all of its assets; acquire the stock or assets of any Person, whether by merger, consolidation, purchase of stock or otherwise where the cost of any such merger(s), consolidation(s) or acquisition(s) in any Fiscal Year does not exceed $500,000.00 in the aggregate (unless the costs of such acquisition is paid from the proceeds of newly issued capital stock by Borrower).

     9.3. Sale or Disposition. Sell or dispose of all or any Properties or interest therein or grant any Person an option to acquire any such Property, provided, however, that the foregoing shall not prohibit sales of Inventory in the ordinary course of Borrower's business, or the sale of obsolete, worn out Property or Property no longer used in the ordinary course of Borrower's business.

     9.4. Defaults. Permit the landlord of the leased premises of 209 Lafayette Drive located in Syosset, New York, or any other landlord of any other premises leased by Borrower or any Guarantor, to declare a default under any lease with respect to such leased premises while Inventory of Borrower or any Guarantor is stored at such leased premises, which default remains uncured after any stated cure period or for a period in excess of thirty (30) days from its occurrence, whichever is less, unless such default is being contested by Borrower in good faith (and by appropriate proceedings if such proceedings are required to make a good faith contest) and such good faith contest is being diligently conducted.

     9.5. Limitations on Liens. Suffer any lien, encumbrance, mortgage or security interest on any of its Property, except (i) purchase money liens on new equipment securing not more than $200,000.00 in the aggregate in any Fiscal Year less the aggregate amount of purchase money financing secured by liens, encumbrance, mortgage or liens on any Property of any Guarantor; (ii) liens for taxes, assessments and other governmental charges not yet due and payable or which are being contested as contemplated by this Agreement and for which adequate reserves have been established; (iii) liens of lessors, landlords, and carriers, vendors, warehousemen, mechanics, laborers, repairmen, materialmen and the like incurred in the ordinary course of business for sums not yet due and payable or which are being contested as contemplated by this Agreement and which, individually or in the aggregate, are not material; (iv) liens incurred or deposits made in the ordinary course of business (1) in connection with workers' compensation, unemployment insurance and other types of social security, (2) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and similar obligations, in each case to the extent not incurred or made in connection with the borrowing of money, which individually or in the aggregate, are not material; (v) other deposits made to secure liability to insurance carriers under insurance arrangements; (vi) any attachment or judgment lien, unless the judgment it secures is not, within thirty (30) days discharged or appealed; (vii) as to real property owned by Borrower, leases or subleases granted to others, easements, rights-of-way, restrictions, and other similar charges and encumbrances granted, entered into or created in the ordinary course of business and which do not, individually or in the aggregate, present a reasonable, likelihood of a Material Adverse Effect; and (viii) such liens as appear on Schedule 5.17 attached hereto, if any.

     9.6. INTENTIONALLY LEFT BLANK.

     9.7. Borrower's Name and Offices. Transfer Borrower's chief executive office or change its organizational name or office where it maintains its records (including computer printouts and programs) with respect to Receivables or any other Collateral, except on not less than thirty (30) days' prior written notice to Lender.

     9.8.  Fiscal  Year.  Change its Fiscal  Year except on not less than thirty
(30) days' prior written notice to Lender.

     9.9. Change of Management. Promptly notify Lender by an Authenticated Record, if the chief financial officer is other than John A. Poserina or the chief executive officer is other than Daniel S. Tamkin.

     9.10. Guaranties; Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person other than a Guarantor, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in its ordinary course of business as currently conducted.

     9.11. Removal of Collateral. Remove, or cause or permit to be removed, any of the Collateral or other Property from the premises where such Collateral or Property is currently located and as set forth on Schedule 5.14, 5.15 or 5.16 of this Agreement, except on not less than thirty (30) days' prior written notice to Lender and except for sales of Inventory in the ordinary course of business.

     9.12. Transfer of Notes or Accounts. Sell, assign, transfer, discount or otherwise dispose of any Receivables or any promissory note or other instrument payable to it with or without recourse except in the ordinary course of business.

     9.13. Settlements. Compromise, settle or adjust any claim relating to any Receivable in excess of $50,000.00 unless Borrower has sufficient Borrowing Capacity to cover such compromise, settlement and adjustment and contemporaneously therewith Borrower provides Lender an updated Borrowing Base Certificate showing such compromise, settlement or adjustment.

     9.14. Change of Business. Cause or permit a material change in the nature of its business as conducted on the date of this Agreement.

     9.15. Change of Accounting Practices. Change its present accounting principles or practices in any respect, except, upon notice to Lender in a Record, as may be required or by changes in, or permitted by GAAP.

     9.16. Inconsistent Agreement. Enter into any agreement containing any provision which would be violated by the performance of Borrower's Obligations or other obligations under this Agreement or any other Loan Document if the result thereof would, individually or in the aggregate, be a Material Adverse Effect.

     9.17. INTENTIONALLY LEFT BLANK.

     9.18. Investments. Make any investment in any Person including, without limitation, in any Affiliates or form any Affiliates or subsidiaries not existing on the date hereof, except (a) as permitted by Section 9.2. and the other sections of this Agreement, and (b) investments in cash and cash equivalents, and, to the extent not included in the foregoing, the following:
(i) direct obligations of the United States or any agency thereof, (ii) commercial paper of a domestic issuer rated highest by one of the major rating agencies, and (iii) stock, obligations and securities received in the settlement of debts created in the ordinary course of business not in excess of $100,000.00 in the aggregate at any one time outstanding.

     9.19. Effective Tangible Net Worth. Permit Borrower's Effective Tangible Net Worth to be less than:

                      Amount                            Time Period

                   4,500,000.00*                     2003 to October 2005

*which number shall increase effective as of September 30, 2003 and each fiscal year in an amount equal to twenty-five (25) percent of Borrower's net profit as set forth in the financial statements referred to in Section 6.3.

     9.20. Debt to Effective Tangible Net Worth. Permit Borrower's Debt to Effective Tangible Net Worth Ratio for the periods set forth below to be greater than the levels set forth below, tested quarterly:

                   Ratio                              Time Period

                   1.5 to 1.0                       2003 to October 2005

Borrower acknowledges that in the event Lender agrees to renew the Revolving Loan beyond the Termination Date of the Revolving Loan, Lender reserves the right to impose revised, new and additional financial covenants relating to the Loans.

10. CONDITIONS TO ADVANCES.

Lender's Right to Take Certain Actions. Lender's obligation to make any Advance is subject to the condition that, as of the date of the Advance, no Event of Default shall have occurred and that the representations and warranties set forth in Article 5 of this Agreement and the representations and covenants set forth in the other Loan Documents continue to be true and complete in all material respects (provided, that as to representations and warranties that relate to a particular time or date, such representations and warranties shall continue to be true and correct in all material respects as of such particular time or date). Borrower's acceptance of each Advance under this Agreement shall constitute a confirmation of the foregoing. If requested by Lender, Borrower shall further confirm such matters by delivery of a Record dated the day of the Advance and signed by an authorized officer of Borrower.

11. TERM. Unless sooner terminated by Lender pursuant to the terms of this Agreement, the period during which the Revolving Loan shall be available shall initially be a period commencing on the date hereof and concluding on the Termination Date.

12. EVENTS OF DEFAULT.

     12.1. Defaults. Upon the happening of any of the following events (individually, an "Event of Default," collectively, "Events of Default"):

     (a) if Borrower shall fail to make any payment when due on any Obligation under this Agreement or any other Loan Document and such failure shall continue for a period of five (5) days; or

     (b) if Borrower  shall fail to maintain the  insurance  required by Section
8.6 or Section 8.18 of this Agreement; or

     (c) if Borrower shall fail to comply with any term, condition, covenant or warranty of or in this Agreement other than the failure to pay any Obligation or to maintain insurance in compliance with Section 8.6 and Section 8.18 of this Agreement, and, except where there is a specific grace and/or notice period provided with respect to such failure, the continuance of such failure for a period in excess of fifteen (15) days after notice thereof is given by Lender to Borrower; or

     (d) if Borrower or any Guarantor shall fail to comply with any term, condition, covenant, warranty or representation contained in any other agreement between Lender and Borrower and/or any Guarantor; or

     (e) if Borrower shall cease to be Solvent, make an assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation, suspend business or if any case under any provision of the Bankruptcy Code including provisions for reorganizations, shall be commenced by or against Borrower (and if commenced against Borrower, such case shall not have been discharged or dismissed within forty-five (45) days of its commencement) or if a receiver, trustee or equivalent officer shall be appointed for all or any of the Properties of Borrower; or

     (f) if any statement or representation contained in any financial statement or certificate delivered by Borrower to Lender shall be false, in any material respect, when made; or

     (g) if any federal or state tax lien is filed of record against Borrower or any Guarantor and is not bonded or discharged within thirty (30) days of filing, unless such lien is being contested by Borrower in good faith and, if necessary, by appropriate proceedings diligently conducted, or appropriate reserves therefore have been established and which, individually or in the aggregate, are not material; or

     (h) intentionally omitted; or

     (i) if a judgment shall be entered against Borrower in any action or proceeding and shall not be stayed, vacated, bonded, paid or discharged within thirty (30) days of entry, except a judgment (i) where the uninsured portion of the claim together with the uninsured portion of all judgments against all Guarantors is less than $100,000.00 in the aggregate and the insurance companies has accepted liability for the insured portion of such judgments in writing; or
(ii) where Borrower has Borrowing Capacity in excess of the uninsured portion of the claim together with the uninsured portion of all judgments against all Guarantors and has promptly notified Lender of such judgment with such uninsured position reserved by Lender against the Borrowing Capacity; or

     (j) if any obligation of Borrower in respect of any Indebtedness (other than the Obligations to Lender) in an amount in excess of $100,000.00 shall be declared to be or shall become due and payable prior to its stated maturity unless contested in good faith and such contest diligently prosecuted; or

     (k) upon the happening of any Reportable Event which constitutes grounds for the termination of any Plan, or if a trustee shall be appointed by an appropriate United States District Court or other court or administrative tribunal to administer any Plan, or if the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and, in each case, such event, individually or in the aggregate, would result in a Material Adverse Effect; or

     (l) upon the occurrence and continuance of any Material Adverse Effect which impairs Lender's security, increases Lender's risks or impairs Borrower's ability to perform under this Agreement or under the other Loan Documents; or

     (m) upon the happening of any of the events  described in Subsections  12.1
(d), (e), (f), (g), (i), (j), (k), (l) or (m) with respect to any Guarantor, if any, or if any such Guarantor purports to terminate its guaranty. (n) Then, and in any such event, Lender may terminate this Agreement without prior notice or demand to Borrower or may demand payment in full of all Obligations (whether otherwise then payable on demand or not) without terminating this Agreement and shall, in any event, be under no further responsibility to extend any credit or afford any financial accommodation to Borrower, whether under this Agreement or otherwise.

     12.2. Obligations Immediately Due. Upon the Termination Date for any reason, all of Borrower's Obligations to Lender including, but not limited to, the Loans shall immediately become due and payable without further notice or demand.

     12.3. Continuation of Security Interests. Notwithstanding any termination, until all Obligations of Borrower shall have been fully paid and satisfied, Lender shall retain all security in and title to all existing and future Receivables, General Intangibles, Inventory, Equipment, Fixtures, Investment Property, and other Collateral held by Lender under the General Security Agreement or under any other Loan Document.

13. REMEDIES OF LENDER. Upon the occurrence of any Event of Default or upon any termination of this Agreement, then Lender shall have, in addition to all of its other rights under this Agreement all of the rights and remedies provided in the General Security Agreement.

14. GENERAL PROVISIONS.

     14.1. Rights Cumulative. Lender's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which Lender may have under any other agreement or instrument, by operation of law or otherwise.

     14.2. Successors and Assigns. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the benefit of the parties, their successors and assigns. Lender shall have the right, without the necessity of any further consent or authorization by Borrower, to sell, assign, securitize or grant participation in all, or a portion of, Lender's interest in the Loans, to other financial institutions of the Lender's choice and on such terms as are acceptable to Lender in its sole discretion.

     14.3. Notice. Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when either received or receipt rejected by the party to whom addressed, and shall be addressed as follows, or to such other address as the party affected may hereafter designate:

(a)   If to Lender:   Hudson United Bank 530 High
                      Mountain Road North Haledon, New Jersey
                      07508 Attention: David Yanagisawa
                                  Sr. Vice President Tel: (973)
                      636-6024 Fax: (973) 636-6071

With a copy to:       Poff & Bowman LLC
                      1600 Route 208 North
                      Hawthorne, New Jersey 07507
                      Attention:  Clinton A. Poff
                      Tel: (973) 636-9770
                      Fax: (973) 636-9777

If to Borrower:       Synergx Systems Inc.
                      209 Lafayette Drive
                      Syosset, New York 11791
                      Attn: John A. Poserina,
                            Chief Financial Officer
                      Tel: 516-433-4700
                      Fax: 516-433-1131

With a copy to:       Dennis P. McConnell, Esq.
                      Dolgenos Newman and Cronin
                      96 Spring Street, 8th Floor
                      New York, New York 10012
                      Tel: (212) 925-2800
                      Fax: (212) 925-0690

     14.4. Strict Performance. The failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of any Default or Event of Default by Borrower under this Agreement or any other Loan Document shall not suspend, waive or affect any other Default or Event of Default by Borrower under this Agreement or any other Loan Document, whether the same is prior or subsequent thereto and whether of the same or a different type.

     14.5. Waiver. Borrower waives presentment, protest, notice of dishonor and notice of protest upon any instrument on which it may be liable to Lender as maker, endorser, guarantor or otherwise.

     14.6. Construction of Agreement. The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties, and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over the construction of this Agreement shall be decided mutually without regard to events of authorship or negotiation.

     14.7. Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not a Default or an Event of Default then exists or any of the transactions contemplated under this Agreement are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses, or consulting fees and expenses, or other costs or out-of-pocket expenses in connection with:

     (A) the negotiation and preparation of this Agreement or any other Loan Document, or any amendment of or modification of this Agreement or any other Loan Document;

     (B) intentionally left blank;

     (C) periodic audits and appraisals performed by Lender;

     (D) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any other Loan Document or Borrower's affairs;

     (E) the perfection of any lien on the Collateral;

     (F) any attempt to enforce any rights or remedies of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any other Loan Document including, without limitation, the Account Debtors; or

     (G) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the reasonable attorneys' fees and expenses arising from such services and all reasonable expenses, costs, charges and other fees of such counsel of Lender or relating to any of the events or actions described in this
Section 14.7 shall be payable by Borrower to Lender, and shall be additional Obligations under this Agreement secured by the Collateral. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender, but including any intangibles tax, stamp tax or recording tax) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any other Loan Document, or the creation of any of the Obligations under this Agreement, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay (or will promptly reimburse Lender for the payment of) all such taxes including, but not limited to, any interest and penalties thereon, and will indemnify, defend and hold Lender harmless from and against any liability in connection therewith. Borrower shall also reimburse Lender for all other reasonable expenses incurred by Lender in connection with the transactions contemplated under this Agreement or the other Loan Documents.

     14.8. Reimbursements Charged to Revolving Loan. With respect to any amount advanced by Lender and required to be reimbursed by Borrower pursuant to the foregoing provisions of Section 14.7, it is hereby agreed that Lender may charge any such amount to Borrowers' Revolving Loan on the dates such reimbursement is made. Borrower's obligations under Section 14.7 shall survive termination of the other provisions of this Agreement.

     14.9. Waiver of Right to Jury Trial.

     A. Borrower and Lender recognize that in matters related to the Loans and this Agreement, and as it may be subsequently modified and/or amended, any such party may be entitled to a trial in which matters of fact are determined by a jury (as opposed to a trial in which such matters are determined by a federal or state judge). By execution of this Agreement, Lender and Borrower will give up their respective right to a trial by jury. Borrower and Lender each hereby expressly acknowledge that this waiver is entered into to avoid delays, minimize trial expenses, and streamline the legal proceedings in order to accomplish a quick resolution of claims arising under or in connection with the Note and this Agreement.

     B. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER OR LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN, THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY OR HEREBY, BEFORE OR AFTER MATURITY.

     C. CERTIFICATIONS. BORROWER HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE NOR AGENT OF LENDER NOR LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION HEREIN.

     14.10. Indemnification by Borrower/Waiver of Claims. Borrower hereby covenants and agrees to indemnify, defend (with counsel selected by Lender) and hold harmless Lender and its officers, partners, employees, consultants and agents from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, the actual fees and expenses of counsel) which may be incurred by or asserted against Lender or any such other Person in connection with:

     (a) any investigation, action or proceeding arising out of or in any way relating to this Agreement, any of the Loans, any of the other Loan Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing; or

     (b) any taxes, liabilities, claims or damages relating to the Collateral or Lender's liens thereon; or

     (c) the correctness, validity or genuineness of any instrument or document that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or

     (d) any broker's commission, finder's fee or similar charge or fee in connection with the Loans and the transactions contemplated in this Agreement.

     14.11. Savings Clause for Indemnification. To the extent that the undertaking to indemnify, pay and hold harmless set forth in Section 14.10 above may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all matters referred to under Section 14.10.

     14.12. Waiver. To the extent permitted by applicable law, no claim may be made by Borrower or any other Person against Lender or any of its Affiliates, partners, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its Affiliates, partners, officers, employees, agents, attorneys or consultants shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.

     14.13. Entire Agreement; Amendments; Lender's Consent. This Agreement (including the Exhibits and Schedules thereto) and the other Loan Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a Record Authenticated by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     14.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     14.15. Severability of Provisions. Any provision of this Agreement or any of the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the other Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

     14.16. Table of Contents; Headings. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect. 14.17. Exhibits and Schedules. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

15. GOVERNING LAW; CONSENT TO JURISDICTION.

     (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW JERSEY, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW JERSEY, AND THE PROCEEDS OF THE REVOLVING NOTE DELIVERED PURSUANT THERETO WERE DISBURSED FROM THE STATE OF NEW JERSEY, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREIN, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW JERSEY SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE REVOLVING NOTE, AND THIS AGREEMENT AND THE REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

     (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER, ANY GUARANTOR OR OTHER PARTY TO THIS TRANSACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN THE SOLE OPTION OF LENDER IN ANY FEDERAL OR STATE COURT LOCATED IN NEW JERSEY, AND LENDER AND BORROWER WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND LENDER AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER SHALL DESIGNATE FROM TIME TO TIME AN AUTHORIZED AGENT HAVING AN OFFICE IN THE STATE OF NEW JERSEY TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SUCH AGENT AT SUCH ADDRESS AND WRITTEN NOTICE OF SUCH SERVICE ON SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW JERSEY. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE OF ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME
DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW JERSEY (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW JERSEY OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS CONSENT TO JURISDICTION PROVISION WITH ITS LEGAL COUNSEL, AND HAS MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized on the day and year first above written.






WITNESS:                                    SYNERGX SYSTEMS INC.




                                            by:
-----------------------------------------       -------------------------------
Dennis P. McConnell, Esq.                       Name:  Daniel S. Tamkin
                                                Title: Chief Executive Officer




WITNESS:                                    HUDSON UNITED BANK




                                    _____   by:
-----------------------------------------       -----------------------------
Clinton A. Poff, Esq.                           Name:  David S. Yanagisawa
                                                Title: Senior Vice President

                                    EXHIBIT A

                                 REVOLVING NOTE

                                    EXHIBIT B

A.  FORM OF NOTICE OF BORROWING

Hudson United Bank
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Re: Request for loan/advance

     The undersigned requests a $__________ loan advance pursuant to Section 2.1 of the Revolving Loan Agreement dated October 9, 2003 between Hudson United Bank and the undersigned (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     Please deposit the requested loan advance to our operating account number _________. Please call the undersigned to confirm receipt of this fax at
____________.

     Thank you.



                         SYNERGX SYSTEMS INC.




                         by:___________________________
                          Name:  Daniel S. Tamkin
                          Title: Chief Executive Officer

                                    EXHIBIT C


                           BORROWING BASE CERTIFICATE

                                    EXHIBIT D



                             COMPLIANCE CERTIFICATE

Synergx Systems Inc. ("Borrower") hereby certifies to HUDSON UNITED BANK in accordance with the provisions of a Revolving Loan Agreement between Borrower and Lender dated the 9th day of October 2003, as the same from time to time may be amended, supplemented or otherwise modified (the "Agreement") that:

A. General (i) Borrower has complied in all material respects with all the terms, covenants and conditions of the Agreement which are binding upon them;
(ii) no Event of Default as defined in the Agreement has occurred; (iii) the representations and warranties contained in the Agreement are true in all material respects with the same effect as though such representations and warranties had been made on the date hereof except for those representations and warranties that relate to a particular time or date, which representations and warranties are true and correct in all material respects as of such particular time or date; and

B. Financial Covenants A. As of the date hereof or, from such period as may be designated below, the computations, ratios and calculations as set forth below, are true and correct: (a) Effective Tangible Net Worth (b) Debt to Effective Tangible Net Worth

WITNESS the signature of the undersigned duly authorized officer of Borrower on _____________, 20__.





                                                     SYNERGX SYSTEMS INC.




                                                 By____________________________
                                                 Name:  Daniel S. Tamkin
                                                 Title: Chief Executive Officer